TERM LOAN AGREEMENT
This Term Loan Agreement (“Agreement”) dated March 29, 2019 (“Effective Date”), is made between BANK OF HAWAII, a Hawaii corporation (“Lender”), and PAR PACIFIC HAWAII PROPERTY COMPANY, LLC, a Delaware limited liability company (“Borrower”).
WITNESSETH:
WHEREAS, Borrower desires to obtain from Lender a term loan in the maximum principal amount of $45,000,000.00; and
WHEREAS, subject to and upon the terms and conditions set forth herein, Lender is willing to make available to Borrower such loan.
NOW, THEREFORE, in consideration of the premises, the mutual covenants herein provided and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1.AMOUNT AND TERMS OF THE LOAN
1.1    Loan. Lender agrees, on the terms and conditions set forth herein, to make a term loan (the “Loan”) in the principal amount equal to $45,000,000.00. The Loan will be available in one disbursement at the closing of the Loan, unless otherwise provided in this Agreement.
1.2    The Note. Borrower’s obligation to pay the principal and interest on the Loan is evidenced by a promissory note made by Borrower, and payable to the order of Lender in the amount of the Loan (the “Note”). The Note also evidences, among other things, Borrower’s agreement to the term, repayment and prepayment provisions applicable to the Loan.
1.3    Loan Fee. On or before the Effective Date, Borrower shall pay a non-refundable loan fee (the “Loan Fee”) in the amount of $225,000.00, which Loan Fee shall be due to Lender on or before the Effective Date.
1.4    Purposes of the Loan. The Loan proceeds shall be used to finance the acquisition of the Portfolio.
1.5    Term of the Loan. The term of the Loan will be five (5) years commencing on the Effective Date and shall end on April 1, 2024 (the “Maturity Date”).
1.6    Interest Rate and Payment Terms.
(a)    Interest Rate. The interest rate for the Loan is set forth in the Note. Interest shall be computed as provided in the Note. The interest rate may be increased, as set forth in the Note and in this Agreement, in the event Borrower fails to perform its obligations under the Loan Documents.
(b)    Payments of Interest and Principal.
(1)    Borrower shall make monthly payments of principal and interest as set forth in the Note. All unpaid principal and accrued but unpaid interest as well as all other unpaid fees, charges,

and expenses due hereunder or under any instrument or document securing the Note shall be due and payable upon the Maturity Date, unless sooner due as hereinafter provided.
(2)    Prepayment. Borrower may make prepayments of principal, in whole or in part, subject to the conditions set forth in the Note. No prepayment (whether voluntary or otherwise) shall postpone the due date for any subsequent monthly payment of interest or principal, or relieve Borrower from the obligation of any mandatory prepayment, monthly or other periodic payment, or any other required payment under the Loan Documents. No amount prepaid or repaid may be re-borrowed. All prepayments under this Note shall be applied first to advances made by Lender or reasonable costs incurred by Lender, then to fees and amounts payable by Borrower hereunder or under any Loan Document, then to interest, and then to principal; provided, however, that after an Event of Default, Lender shall be entitled to allocate all payments received to principal, interest, fees and amounts payable, advances and/or costs in such order as Lender may elect.
(3)    Effect on Swap Contracts. Any repayment of the Loan shall be without prejudice to Borrower’s obligations under the Swap Contracts (as defined in the Loan Agreement), if any, which shall remain in full force and effect subject to the terms thereof (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.
(4)    Balloon Payment. Because the amortization period is longer than the term of the Loan, the monthly payments are lower than the amount needed to pay the loan in full by the Maturity Date. This means that on the Maturity Date, Borrower will still owe some part of the principal. A single payment, called a “balloon payment”, equal to the unpaid part of the principal, plus any interest and other charges then due, must be paid by Borrower on the Maturity Date. Lender will have no obligation to refinance the loan at that time. Borrower will, therefore, be required to make payment out of other assets that Borrower may own, or Borrower will have to find a lender, which may be Lender or some other lender, willing to lend Borrower the money. If Borrower refinances the loan at maturity, Borrower may have to pay some or all of the closing costs normally associated with a new loan, even if Borrower obtains refinancing from Lender.
1.7    Term. The term of the Loan shall commence on the Effective Date and end on April 1, 2024 (the “Maturity Date”).
1.8    Place of Payment. All payments under the Loan shall be made in immediately available funds at Bank of Hawaii, Corporate Banking Division #297, 130 Merchant Street, Honolulu, Hawaii 96813, or at such other place as Lender shall have designated in a written notice delivered to Borrower. Whenever any payment to be made under the Loan is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest.
1.9    Late Fee. If any monthly payment due under the Loan is not received by Lender within ten (10) calendar days after its due date, Borrower shall pay to Lender a late charge in respect of that payment, in the amount of 5% of the overdue portion of the payment.
1.10    Records. Lender shall be and is authorized and directed to maintain records of account evidencing the date and principal amount of each disbursement and the date and amount of each repayment of principal and payment of interest received from Borrower. Such records shall constitute prima facie evidence (absent manifest error) of the repayment of such principal and of the payment of such interest.

However, neither the failure of Lender to maintain such records nor Lender’s making of erroneous notations in such records shall affect Borrower’s obligation, which Borrower hereby accepts, to repay the outstanding principal balance under the Note, together with accrued interest thereon at rates stated in this Agreement.
ARTICLE 2.    CONDITIONS PRECEDENT TO LOAN CLOSING
Lender shall be under no obligation to close the Loan until each of the following conditions has been satisfied, or if Lender shall close the Loan or make a disbursement prior to each of the following conditions having been satisfied, Lender shall be under no obligation to make any further disbursement of proceeds under the Loan until each of the following conditions has been satisfied (each of said conditions is to be construed as a covenant of Borrower as well as a condition, all of which will survive the Closing of the Loan):
2.1    Material Adverse Change/Legal Proceeding. There shall be no material adverse change in the condition or value of the Portfolio or the financial condition or credit of Borrower and Guarantor. All representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects. No legal proceedings which may reasonably be expected to have a material and adverse effect on Borrower, Guarantor, or any real or personal property which secure or will secure the Loan or any of the transactions mentioned or contemplated by this Agreement shall be threatened or commenced.
2.2    Agreements. Lender shall have received originals or certified copies of each of the following documents and instruments, duly executed and delivered by Borrower and/or Guarantor, as applicable, in each case in form and substance satisfactory to Lender:
(a)    This Agreement;
(b)    The Note;
(c)    The Guaranty; and
(d)    All other Loan Documents.
2.3    Submissions. Lender shall have received, in each case in form and substance satisfactory to Lender, each of the following:
(a)    Title Report; Liens and Encumbrances. A current title report for the Portfolio, as well as copies of all liens and encumbrances affecting the Portfolio, or any portion thereof.
(b)    Title Insurance. The Title Policy, acceptable to Lender and including such endorsements as may be requested by Lender at its discretion, insuring the Mortgage as a first lien on the fee simple interest in the Portfolio for the full amount of the Loan, subject only to encumbrances approved by Lender (in its reasonable discretion), those set forth in Exhibit “A” of the Mortgage, and the Master Lease (collectively, the “Permitted Encumbrances”) and reinsured as may be required by Lender. Without limiting the foregoing, the policies shall include specific endorsements insuring against mechanic’s liens attaching to the Portfolio, an ALTA 100 endorsement, a variable interest rate endorsement, an access endorsement, a subdivision endorsement, a survey endorsement, and a zoning endorsement.
(c)    Survey. Existing surveys of each property within the Portfolio, to the extent in the possession or control of Borrower, prepared and certified as correct by a registered surveyor satisfactory to

Lender in accordance with the standards of the American Land Title Association and the American Congress on Surveying & Mapping, showing the boundaries and area of each property and all easements, roads and rights of way affecting the Portfolio and such other matters as Lender shall request.
(d)    Financial Statements. Current financial statements as of September 30, 2018, of Guarantor, supporting in Lender’s reasonable discretion the guaranty amount allocated to Guarantor.
(e)    Approvals. All information and documents (whether or not specified in this Agreement) which may be reasonably requested by Lender related to Borrower, Guarantor, or any real or personal property which will serve as security for the Loan, or to any of the transactions mentioned in or contemplated by this Agreement, including without limitation, all material management, franchise, operating or joint marketing, and license agreements, for or of the Portfolio.
(f)    Compliance. Evidence that the Portfolio and its contemplated use conforms with zoning, environmental and other legal requirements of any Governmental Authority.
(g)    Organizational Documents. Certified copies of the Organizational Documents of Borrower, members of Borrower and the corporate manager of any of Borrower’s members, as well as original written consents of Borrower’s members (and, if necessary, other constituent entities) and company resolutions authorizing the Loan and execution and delivery of the Loan Documents. In addition, (i) certificates of good standing of Borrower, the members of Borrower, and the corporate manager of any members of Borrower, issued not earlier than thirty (30) days prior to the Effective Date by the Delaware Secretary of State and a certificate of authority for Borrower issued by the Department of Commerce and Consumer Affairs of the State of Hawaii, and (ii) tax clearance certificates of Borrower, the members of Borrower, and the corporate manager of any members of Borrower, issued not earlier than thirty (30) days prior to the Effective Date by the Department of Taxation of the State of Hawaii.
(h)    Appraisal. An appraisal, prepared in accordance with FIRREA regulations, of the value of the Portfolio in form and substance and by an appraiser reasonably satisfactory to Lender and reviewed by Lender’s appraisal department. Although Borrower is required to pay the cost of the appraisal, the appraisal will be ordered by, be for the benefit of, and be the property of, Lender.
(i)    Environmental Report and Insurance. Lender has retained an environmental consultant to review and summarize the Environmentally Hazardous Conditions of the Portfolio. The resulting Environmental Analysis for Due Diligence (“Environmental Report”) is attached hereto as Exhibit B. Borrower has examined and is familiar with the findings, recommendations, and cost estimates in the Environmental Report. Borrower shall provide Lender with site specific environmental pollution insurance for the properties in the Portfolio, in form and substance reasonably acceptable to Lender, naming Borrower as insured, and Lender as additional insured. Such insurance policy or policies must be issued by an insurance company or companies authorized to do business in the State of Hawaii, shall provide coverage in an amount sufficient to cover the high cost estimate of the total environmental risk of the Portfolio as set forth in the Environmental Report, and shall provide for not less than thirty (30) days written notice to Lender of cancellation. If Borrower fails to keep any such coverage in effect while the Loan is outstanding, Lender may procure the coverage at Borrower's expense.
Notwithstanding anything to the contrary in any other Loan Document, Borrower and Lender agree that this Subsection 2.3(i) survives the release, termination or repayment of the Loan.

(j)    Insurance. Evidence of the insurance policies with respect to the Portfolio as provided in the Mortgage.
(k)    Intentionally Omitted.
(l)    Master Lease. A complete and correct copy of the Master Lease (and any amendments and restatements thereof), with the form, terms and conditions approved by Lender in Lender’s reasonable discretion, and if required by Lender, a subordination and non-disturbance agreement and estoppel certificate, in form and content acceptable to Lender in Lender’s reasonable discretion, from the lessee under the Master Lease.
(m)    Tenant Leases. A current rent roll for each property in the Portfolio (if required by Lender), and complete and correct copies of all existing leases, subleases and/or rental agreements (and any amendments and restatements thereof) covering all or any portion of the Portfolio and the improvements thereon, with the form, terms and conditions of all tenant leases approved by Lender in Lender’s reasonable discretion.
(n)    Master Lease Subordination, Non-Disturbance and Attornment Agreement. A subordination, non-disturbance and attornment agreement signed by Borrower and Mid Pac Petroleum, LLC in form and content acceptable to Lender, Borrower and Mid Pac Petroleum, LLC.
(o)    Consents. Evidence that the Borrower and the Guarantor have obtained all necessary and appropriate authority, approval and consents to execute and deliver the Loan Documents.
(p)    Counsel Opinion. Borrower will furnish a written opinion from an attorney for Borrower, who is acceptable to Lender, in form and content acceptable to Lender (the ACORD form being acceptable), that Borrower is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware; that Borrower has all requisite competency, power and authority to undertake the Loan and to mortgage and pledge the Portfolio and the other collateral to secure the Loan; that Guarantor has all requite competency, power and authority to enter into the Guaranties and to perform their obligations thereunder; that all of the Loan Documents are enforceable according to their terms (except as may be affected by any federal bankruptcy laws or similar laws); that the stated rate of interest and fees charged by Lender to Borrower will not make the Loan usurious; that no consents of third parties are required for the execution, delivery and performance under the Loan Documents or that any required consents have been obtained; and that the Loan is exempt under the Truth-in-Lending Act and Regulation Z and not in violation of any consumer credit or protection laws. The opinion shall contain such further opinions as Lender may reasonably require.
2.4    Intentionally Omitted.
2.5    Loan Fee. Lender shall have received the Loan Fee due upon Closing of the Loan pursuant to and in accordance with the provisions of Section 1.3 of this Agreement, together with all other charges then due and owing pursuant to the provisions of this Agreement or the other Loan Documents, including without limitation all charges incurred by Lender in connection with the closing of the Loan.
ARTICLE 3.    COVENANTS
While this Agreement is in effect and until all obligations hereunder, under the Note and other Loan Documents shall have been paid and performed in full, Borrower agrees that:

3.1    Financial Statements and Other Information. Borrower will furnish or will cause to be furnished to Lender, in form and with content in such reasonable detail as Lender may require:
(a)    Intentionally Omitted.
(b)    Within one hundred twenty (120) days after the end of each fiscal year, copies of Borrower’s annual Borrower-prepared unaudited financial statements, limited to balance sheets and income statements, each such unaudited financial statement to be prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”).
(c)    Intentionally Omitted.
(d)    From time to time, with reasonable promptness, but not later than thirty (30) days after execution and delivery thereof, complete copies of any new or amended leases or other agreements covering any portion of the Portfolio or improvements thereon.
(e)    From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or Guarantor as Lender may reasonably request.
(f)    Upon acquiring knowledge of the existence of a Default or Event of Default, Borrower will promptly deliver to Lender a certificate of an authorized officer or the Responsible Agent of Borrower specifying:
(1)    the nature of such Default or Event of Default,
(2)    the period of the existence thereof, and
(3)    the actions that Borrower proposes to take with respect thereto.
Borrower agrees that, during the entire term of the Loan, Lender shall have the continuing right to obtain, at Borrower’s cost, credit reports on Borrower without further authorization from Borrower, which such credit report information may be disclosed by Lender to third-parties in connection with any contemplated sale of or participation in the Loan.
(g)    The financial statements of Borrower required pursuant to clause (b) above shall be accompanied by a compliance certificate in the form attached hereto as Schedule 3.1 certifying (i) the financial ratios and other requirements referred to in Section 3.2; (ii) to the best knowledge of Borrower, the representations and warranties set forth in Article 5 as being true and correct on and as of such date; and (iii) that to the best knowledge of Borrower, no Default or Event of Default has occurred and is continuing.
3.2    Financial Covenants. The Portfolio shall maintain a minimum Debt Yield of 9.0% measured annually. Lender will evaluate the Debt Yield based upon Borrower’s submission to Lender of Borrower’s financial statements in accordance with Section 3.1 of this Agreement. Lender reserves the right, however, to measure the Debt Yield and to require Borrower to furnish supporting unaudited financial statements, unaudited operating statements, and tax returns for such measurement at any time and from time to time. Within one hundred twenty (120) days after year end, Borrower shall deliver a compliance certificate to Lender certifying compliance of the minimum Debt Yield in accordance with this Section 3.2.

3.3    No Additional Indebtedness, Pledge or Mortgage. Until all principal, interest and other charges under the Loan are paid in full, Borrower shall not be permitted to further pledge or mortgage the Portfolio and any improvements and personal property owned by Borrower thereon or therein, or to obtain additional financing without the prior written consent of Lender, except for trade payables made in the normal course of business and capitalized leases not to exceed an aggregate of $100,000.00. Until all principal, interest and other charges under the Loan are paid in full, Borrower will not, without the prior written consent of Lender, guarantee or become liable in any way as a surety, endorser (other than in the ordinary course of business), or accommodation endorser or otherwise for the debt or obligation of any person or entity. Until all principal, interest and other charges under the Loan are paid in full, Borrower will not sell, assign, or otherwise dispose of the Portfolio, except (i) as provided in Section 20.14 of the Master Lease, and (ii) that Borrower may enter into tenant leases as permitted by the Loan Documents.
3.4    Notice of Litigation or Loss. Borrower shall give to Lender prompt written notice of:
(a)    any and all pending or threatened actions, suits and proceedings: (i) involving or affecting Borrower if an adverse determination would materially adversely affect the condition (financial or otherwise) or operation of Borrower; or (ii) involving or affecting the Portfolio and involving an amount of $100,000.00 or more;
(b)    any uninsured loss through fire, theft, liability or property damage exceeding $100,000.00 relating to the Portfolio, and
(c)    any combination of pending or threatened actions, suits and proceedings involving or affecting the Portfolio and uninsured losses relating to the Portfolio which involve, in the aggregate in any one fiscal year, $100,000.00 or more.
3.5    Indemnity. Borrower agrees to indemnify, defend with counsel reasonably acceptable to Lender and hold Lender harmless from and against all liabilities, claims, actions, damages, costs and expenses (including reasonable and documented attorneys’ fees) arising out of or resulting from the ownership, operation, or use of the Portfolio, whether such claims are based on theories of derivative liability, comparative negligence or otherwise, to the extent that the same do not arise out of the gross negligence or intentional misconduct of Lender. The Borrower’s indemnity obligations under Section 3.5 are in addition to any indemnity obligations set forth in the Hazardous Materials Indemnity Agreement. Notwithstanding anything to the contrary in any other Loan Document, the provisions of this Section 3.5 shall survive the termination of this Agreement, repayment of the Loan and foreclosure of the Mortgage or similar proceedings.
3.6    Taxes. Borrower shall duly pay and discharge, or cause to be paid and discharged, when due, all taxes, assessments and other governmental charges imposed upon Borrower and its properties (including the Portfolio), or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or charge upon any of Borrower’s properties, except such of the foregoing as are being diligently contested in good faith and by appropriate proceedings and reserved against on its balance sheet, if and to the extent required under GAAP.
3.7    Insurance. Borrower shall maintain the insurance required under the Mortgage and the environmental insurance required by Subsection 2.3(i) herein. Borrower shall furnish Lender with certificates (ACORD Form 27 or its substantial equivalent) evidencing the required insurance coverage and shall provide Lender with renewal certificates at least ten (10) Business Days prior to the expiration date of each policy for which a certificate was previously furnished. If Borrower fails to maintain the required insurance, Lender is authorized to obtain the insurance at Borrower’s expense.

3.8    Existence, etc. Except as otherwise consented to in writing by Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall at all times: (a) maintain, preserve and keep in full force and effect its company existence, as the case may be; (b) comply in all material respects with all applicable statutes, laws, rules and regulations of all Governmental Authorities; (c) remain or become qualified to engage in business in good standing in all jurisdictions in which the nature or transaction of its business or the character of its properties make such qualification required and the failure to do so qualify would have a material adverse effect on Borrower; and (d) maintain, preserve and protect all Governmental Authorizations and all other rights, franchises, licenses, patents, trademarks and trademarks and tradenames owned by or licensed to it and material to its business or performance of its obligations under the Loan Documents.
3.9    Maintenance. Borrower shall, or shall cause Mid Pac Petroleum, LLC to, maintain, preserve, and keep the Portfolio and Borrower’s equipment and every part thereof in good repair, working order and condition, normal wear and tear excepted.
3.10    Inspection of Portfolio; Books and Records; Discussions. Borrower shall permit Lender and/or any authorized representative(s) designated from time to time by Lender at the expense of Lender to visit and inspect any of the properties of Borrower, including but not limited to their financial and accounting records, and to make copies and take extracts therefrom, to discuss their affairs, finances and accounts with their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Borrower shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP (and in conformity with all requirements of law) shall be made of all dealings and transactions in relation to its business and activities. Borrower shall retain such books of record and account for a period of not less than three (3) years following the year as to which they are applicable.
3.11    Governmental Authorizations. Borrower shall at all times comply in all material respects with the terms of all Governmental Authorizations, and shall promptly (and in any event within ten (10) Business Days) notify Lender upon obtaining knowledge of: (a) the termination, cancellation, material modification, lapse, non-renewal or other loss of any Government Authorization, relating to the Portfolio and to which Borrower is subject; and (b) any proceedings to which Borrower is a party which involves a material risk of any matters set forth in clause (a) immediately preceding, and shall promptly furnish Lender with copies of and information with respect to any new Governmental Authorizations relating to the Portfolio, issued to or acquired by Borrower.
3.12    Compliance of Portfolio with Laws. Borrower has examined and is familiar with all the covenants, conditions, restrictions, reservations, building laws, regulations and zoning ordinances, environmental laws, regulations, and agency guidance documents materially affecting the Portfolio including without limitation any special regulations. Borrower shall at all times ensure that the Portfolio complies and is consistent with such covenants, conditions, restrictions, reservations, laws, ordinances, regulations, and agency guidance documents.
3.13    Consents. All required consents, permissions, and licenses required by any Governmental Authority to which Borrower is subject and which may be necessary in relation to this Agreement or the Loan have been obtained or will be obtained prior to the date required.
3.14    Change in Nature of Business; Organizational Documents; or Name. Borrower hereby agrees that, so long as this Agreement remains in effect, the Note remains outstanding and unpaid or any other amount is owing to Lender under any of the Loan Documents, Borrower, will not, without the prior written consent of Lender, materially change the nature of its business as conducted or proposed to be conducted on and as of the date hereof, or engage in any type of business not reasonably related to such business, or amend, modify, revise, supplement, or otherwise materially change the terms of its Organizational Documents in a manner that violates any other provision of the Loan Documents or which would materially and adversely affect the Loan or Lender’s rights under the Loan Documents.
3.15    Compliance with Operating Agreement. All parties to the operating agreement of Borrower shall be and remain in full compliance in all material respects with the terms and conditions thereof.
3.16    Use of Loan Proceeds. Borrower shall use the Loan proceeds for only those purposes set forth in Section 1.4 of this Loan Agreement.
3.17    Master Lease and Tenant Leases. At all times, Borrower shall comply in all material respects, and shall cause Master Lessee to comply in all material respects, with the provisions of the Master Lease, all tenant leases, and all other leases and occupancy agreements of any portion of the Portfolio or the improvements thereon. Borrower shall provide notice to Lender of: (a) its receipt of any notice of default beyond any applicable cure of Borrower’s or Master Lessee’s obligations under the Master Lease or any tenant leases as well as a copy thereof; (b) any notice provided by Borrower or Master Lessee under the Master Lease or any of the tenant leases of the lessor’s or tenant’s default beyond any applicable cure, as applicable, as well as a copy thereof; and (c) any extension, amendment or termination of any leases or other occupancy agreements that cover any portion of the Portfolio or the improvements thereon. Borrower shall cause the Master Lease to be kept in full force and effect for the entire term of the Loan and, on or prior to the date that is one hundred eighty (180) days prior to the expiration date of the term of the Loan, shall amend (and cause Mid Pac Petroleum, LLC to amend) the Master Lease to extend the term thereof for at least an additional four (4) years after the Loan term expiration date; provided, however, Borrower may satisfy this covenant with a new lease to replace the Master Lease (“Replacement Lease”) upon the satisfaction of all of the following conditions:
(a)    The Replacement Lease shall be identical to the Master Lease in all material respects, except (i) the term of the Replacement Lease shall be for at least four (4) years from the effective date of the Replacement Lease, (ii) the Rent for the entire term of the Replacement Lease shall be no less than the Rent set forth in the Master Lease, and (iii) the effective date of the Replacement Lease shall be the final day of the Master Lease term. The Replacement Lease shall be acceptable in form and substance to Lender and any replacement lender.
(b)    By the date that is one hundred eighty (180) days prior to the end of the Loan term, (i) Borrower shall sign, and cause Mid Pac Petroleum, LLC to sign, the Replacement Lease, a memorandum of lease in recordable form, and a subordination, non-disturbance and attornment agreement in form and content substantially similar to the subordination, non-disturbance and attornment agreement executed by Borrower, Mid Pac Petroleum, LLC and Lender concurrently with this Agreement, and (ii) shall deliver to Lender the fully-executed Replacement Lease, memorandum of lease, and subordination, non-disturbance and attornment agreement.
3.18    Standard Lease Form. All leases and other rental arrangements of any portion of the Portfolio or the improvements thereon shall be subject to Lender’s prior written approval by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Within ten (10) Business Days after Lender’s request, Borrower shall furnish to Lender a statement of all tenant security deposits, if any, and copies of all leases not previously delivered to Lender, certified by Borrower as being true and correct.

3.19    Subordination and Estoppel Certificates. As soon as reasonably practicable after the Closing of the Loan, Borrower shall, using commercially reasonable efforts, deliver to Lender subordination and non-disturbance agreements and estoppel certificates, in form and content acceptable to Lender in Lender’s reasonable discretion, from all tenants of each property in the Portfolio.
3.20    Compliance with Contracts. At all times, Borrower shall comply in all material respects with the provisions of Borrower’s contracts relating to the Portfolio and shall cause Master Lessee to comply with all of Master Lessee’s contracts relating to the Portfolio. Borrower shall provide notice to Lender of: (a) its receipt of any notice of default beyond any applicable cure of Borrower’s or Master Lessee’s obligations under any of their respective contracts relating to the Portfolio as well as a copy thereof; (b) any notice provided by Borrower or Master Lessee under such contracts relating to the Portfolio to any counterparty thereunder, as well as a copy thereof; and (c) any extension, amendment or termination of any such contracts relating to the Portfolio.
3.21    Loan-to-Value Ratio. At all times throughout the term of the Loan, Borrower shall maintain a loan-to-value ratio of not greater than seventy-five percent (75%) of the appraised as-is value of the Portfolio based on the maximum principal amount of the Loan, which loan-to-value ratio shall be based only on reappraisals of the Portfolio obtained from time to time in accordance with Section 4.27 of the Mortgage. Accordingly, Lender shall obtain when applicable, at Borrower’s expense, a FIRREA conforming reappraisal done by an appraiser reasonably approved by Lender reflecting a market value for the Portfolio including the value of the improvements to the Portfolio upon completion and stabilization, so that the maximum principal amount of the Loan shall not exceed seventy-five percent (75%) of the appraised as-is value of the Portfolio. The reappraisal report must be in compliance with the standards and reporting requirements applicable to or governing Lender.
3.22    Compliance with USA PATRIOT Act. Borrower shall use good faith and commercially reasonable efforts to comply (and cause Guarantor, and any other direct or indirect owner of Borrower or Guarantor, or the Portfolio to comply) with the USA PATRIOT Act (Title III of Pub. L. 107-56, signed into law October 26, 2011) (the “Patriot Act”), and all applicable requirements of governmental authorities having jurisdiction over Borrower, Guarantor, and any other direct or indirect owner of Borrower, or Guarantor, or the Portfolio, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with this Section or with the Patriot Act or with any such requirements of governmental authorities, then Lender may, at is option, cause Borrower to comply therewith, and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be payable by Borrower to Lender on demand, and shall be secured by the Loan Documents.
3.23    Swap Contract. Following the Closing of the Loan, Borrower shall enter into a Swap Contract, in form and substance acceptable to Borrower and Lender, with Lender or its affiliates as the counterparty, for the full notional amount of the Loan at Closing. The Swap Contract shall be made under terms, covenants and conditions acceptable to Borrower and Lender, and Borrower shall be obligated to maintain the Swap Contract for the full term of the Loan. Borrower’s Swap Obligations under such Swap Contract shall be cross-collateralized, on a pari passu basis, with the collateral securing Borrower’s obligations under the Loan Documents. Within the timeframes required by Lender, Borrower shall deliver to Lender (or its affiliate if its affiliate is the counterparty) the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and its affiliate: (a) the Swap Contract; (b) evidence of due authorization to enter into Swap Transactions under the foregoing Swap Contract, together with evidence of due authorization and execution of any Swap Contract; (c) such other title endorsements, documents, instruments and agreements as Bank of Hawaii (or its affiliate if its affiliate is the counterparty) may reasonably require to evidence satisfaction of the conditions set forth in this Section.

Borrower and Guarantor’s credit support providers shall satisfy all the eligibility and suitability requirements under the Commodity Exchange Act and regulations promulgated thereunder by the Commodity Futures Trading Commissions.
ARTICLE 4.    EVENTS OF DEFAULT
Upon the occurrence of any of the following events (each an “Event of Default”):
4.1    Representations, etc. Any certificate, representation or warranty furnished by Borrower to Lender pursuant hereto shall prove to have been incorrect in any material adverse respect or any of the representations and warranties made by Borrower herein or in any Loan Document or in connection herewith shall prove to have been incorrect in any material, adverse respect when made and either: (a) Borrower knew that such certificate or representations and warranties were incorrect; or (b) Borrower did not know that such certificate or representations and warranties were incorrect, and Borrower fails to correct said certificate, representation or warranty within thirty (30) days of Borrower’s discovery that such certificate, representation or warranty was incorrect, provided that, if in the reasonable judgment of Lender, such Default cannot be remedied by Borrower within such thirty (30) day period despite all due diligence with respect thereto, such Default shall not constitute an Event of Default hereunder provided that and so long as Borrower shall diligently and continuously use its best efforts to remedy such Default and shall prosecute the same to completion.
4.2    Principal, Interest and Other Sums. Borrower shall fail to pay (a) within ten (10) calendar days of the due date: (i) any payment of principal on the Note; (ii) any payment of interest on the Note; or (b) within ten (10) days of the due date set forth in a written notice to Borrower, with respect to any other amounts payable by Borrower hereunder or under any of the other Loan Documents.
4.3    Non-Compliance with Environmental Laws. Borrower shall fail to own or operate the Portfolio in a manner that complies and is consistent with any applicable law, regulation, or agency guidance document relating to environmental conditions, industrial hygiene, or hazardous substances or waste, including all Hazardous Materials Laws, as defined in the Hazardous Materials Indemnity Agreement. This includes any notice of violation, consent agreement, consent decree, final order, judgment, or other enforcement action taken by any government body or agency arising out of any violation of Hazardous Materials Laws, as well as the identification, through any environmental investigation, of any Environmentally Hazardous Conditions environment condition affecting the Portfolio that does not comply or is inconsistent with any applicable law, regulation, or agency guidance document.
4.4    Bankruptcy, etc. Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, and relief is ordered against Borrower or the petition is controverted but is not dismissed within ninety (90) days after the commencement of such case; or the written admission of inability of Borrower to pay its debts as they become due; or a trustee (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower; or Borrower commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower; or there is commenced against Borrower any such proceeding which remains undismissed for a period of ninety (90) days or Borrower fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding; or any order of relief or other order approving any such case or proceeding is entered; or Borrower by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of ninety (90) days; or Borrower makes a general assignment for the benefit of creditors; or any action is taken by Borrower for the purpose of effecting any of the foregoing.
4.5    Security Documents. Any Loan Document or other agreement, if any, now or hereafter securing all or any part of the obligations of Borrower under this Agreement or the Note shall be deemed not to be legal, valid and binding in accordance with its terms or any of Borrower or any other obligor thereunder shall deny any liability thereunder and Borrower fails to cure the same within thirty (30) days after written notice thereof is given by Lender to Borrower, provided that, if in the reasonable judgment of Lender, such failure cannot be cured by Borrower within such thirty (30) day period despite all due diligence with respect thereto, such failure shall not constitute an Event of Default hereunder provided that and so long as Borrower shall diligently and continuously use its best efforts to remedy such failure and shall prosecute the same to completion.
4.6    Judgment. Any final, uninsured judgment shall be rendered against Borrower for the payment of money in an amount which alone or with other outstanding final judgments exceeds $1,000,000.00 in the aggregate and: (a) such judgment shall not be discharged or fully bonded against within thirty (30) days; or (b) within thirty (30) days after entry of such judgment, execution shall not be stayed pending appeal; or (c) such judgment shall not be discharged within thirty (30) days after expiration of any such stay.
4.7    Dissolution. Any action or proceeding shall have been commenced to dissolve Borrower or any petition or application shall have been filed to initiate dissolution of Borrower and such action, proceeding, petition or application is not dismissed within ninety (90) days after the commencement thereof without a dissolution of Borrower or Borrower shall otherwise be deemed to have dissolved.
4.8    Dissolution of Guarantor. Any action or proceeding shall have been commenced to dissolve Guarantor or any petition or application shall have been filed to initiate dissolution of Guarantor and such action, proceeding, petition or application is not dismissed within ninety (90) days after the commencement thereof without a dissolution of Guarantor or Guarantor shall otherwise be deemed to have dissolved.
4.9    Termination of Governmental Authorizations. Any Governmental Authorization: which is material to the business or operations of Borrower relating to the Portfolio; or the loss of which could materially adversely affect the ability of Borrower to perform its obligations under any of the Loan Documents, shall be suspended, terminated, revoked, shall expire without renewal on or before its expiration date, or shall become subject to any injunction or order which has not been stayed and which may, in the reasonable judgment of Lender, materially adversely affect the business or operations of Borrower or its ability to perform its obligations under the Loan Documents; any of which shall not have been addressed by Borrower in a manner reasonably satisfactory to Lender within a period of twenty (20) days after written notice from Lender to Borrower, provided that, if in the reasonable judgment of Lender, such matters cannot be addressed by Borrower within such twenty (20) day period despite all due diligence with respect thereto, such matters shall not constitute an Event of Default hereunder provided that and so long as Borrower shall diligently and continuously use its best efforts to address such matters and shall prosecute the same to completion.
4.10    Responsible Agents. The authority of any Responsible Agent to have executed and/or delivered any document, instrument or certificate so executed and/or delivered on behalf of Borrower pursuant to the Loan Documents shall for any reason be challenged or prove to have been insufficient for the purpose of binding Borrower with respect thereto and Borrower fails, upon Lender’s written request, to promptly and effectively ratify the said authority of the Responsible Agent.
4.11    Transfers. Borrower sells, leases (except for the Master Lease and tenant leases of space in the Portfolio and made in the ordinary course of business), conveys, mortgages, grants, bargains, pledges, grants an option with respect to, assigns, encumbers, or otherwise transfers or disposes of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of the Portfolio or any legal or beneficial interest therein other than any such transfer or disposition by or among Guarantor or legal entities, directly or indirectly, owned by Guarantor (collectively, a “Transfer”) without Lender’s prior written consent, which consent may be given or withheld at Lender’s sole discretion and which consent may be subject to an increase in the interest rate of the Note. Prior to issuing any written consent or denial of consent, Lender shall have the right (but not the obligation) to request from Borrower and Borrower shall provide, at Borrower’s sole cost and expense, any information Lender deems reasonably necessary to evaluate the proposed Transfer, including, but not limited to, any reports, statements, studies, appraisals, agreements, commitments, and other documents in Borrower’s possession or control. Borrower shall also be obligated to pay all reasonable costs and expenses thereof, including, but not limited to, Lender’s reasonable and documented attorneys’ fees and costs and any title insurance endorsements required by Lender, in connection with Lender’s review of the proposed Transfer and the issuance of Lender’s consent (or decision to deny consent) to the Transfer regardless of whether the Transfer is consummated. With respect to any direct Transfer of the Portfolio, Lender shall have the right to require an assumption of the Loan and all Loan Documents by the transferee thereof on Lender’s standard terms and conditions related to such assumptions, which assumption shall be a condition precedent to Lender’s consent to and close concurrently with such Transfer.
For purposes of this Section 4.10, “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.
A Transfer shall include: (a) an installment sales agreement wherein Borrower agrees to sell all or any portion of the Portfolio for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Portfolio (except for the Master Lease and tenant leases made in the ordinary course of business) or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any leases of all or any portion of the Portfolio or any rents thereunder; (c) any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests in one or a series of transactions, by which such non-managing membership interests shall be vested in a party or parties who are not now non-managing members; or (d) the conversion of Borrower from its present form of business organization to any other form of business organization, including, without limitation, a corporation, S-corporation, general partnership, limited partnership, limited liability partnership, limited liability company, or sole proprietorship.
4.12    Other Covenants. Borrower shall fail to perform or observe in all material respects any other term, covenant or agreement contained in this Agreement, the Note or any other Loan Document on its part to be performed or observed and any such failure shall remain remedied for the period provided for remedy thereof, or if no such period is specified, for a period of thirty (30) days after the date written notice thereof shall have been given by Lender to Borrower, provided that, if in the reasonable judgment of Lender, such failure cannot be cured by Borrower within such thirty (30) day period despite all due diligence with respect thereto, such failure shall not constitute an Event of Default hereunder provided that and so long as

Borrower shall diligently and continuously use its best efforts to remedy such failure and shall prosecute the same to completion.
THEN AND IN ANY SUCH EVENT AND AT ANY TIME THEREAFTER, if any Event of Default shall then be continuing, either or any of the following actions may be taken: (a) Lender may by written notice to Borrower, declare the principal of and accrued interest in respect of the Note and all fees, charges and other sums payable under the Loan Documents, to be, whereupon the same and all other amounts due hereunder shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note to the contrary notwithstanding, and, upon such maturity, by acceleration or otherwise, the unpaid principal balance, all accrued but unpaid interest, and all such fees, charges and other sums, shall thereafter bear interest until fully paid at the Default Rate; (b) Lender may take all such other actions hereunder or under any of the other Loan Documents (whether provided herein, therein, or otherwise by law) as Lender may elect; provided that if an Event of Default described in Section 4.3 hereinabove shall occur and be continuing, the result which would otherwise occur only upon the giving of written notice by Lender to Borrower as specified in clauses (a) and (b) above, such Event of Default shall occur automatically without the giving of any such notice.
ARTICLE 5.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS
In order to induce Lender to enter into this Agreement and provide the Loan provided for herein, Borrower makes the following representations, warranties and agreements to and with Lender:
5.1    Status. Borrower: (a) is a Delaware limited liability company, duly constituted and registered and validly existing and in good standing under the laws of the State of Delaware; (b) is authorized, to the extent required under applicable law, to do business and is in good standing under the laws of all States of the United States and in any other jurisdiction wherein the nature of its business requires such qualification and the failure to so qualify will have a material adverse effect on Borrower; and (c) has all necessary power and authority to execute, deliver and perform this Agreement, the other Loan Documents and the Note and to borrow the sums hereunder.
5.2    Authority; No Conflict (Borrower). The execution, delivery and performance by Borrower of this Agreement, the Note and the other Loan Documents to be executed and delivered by it as contemplated by this Agreement, have been duly authorized by all necessary corporate, partnership or company action by Borrower, as applicable, and do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment to which Borrower is subject, or any provisions of any Organizational Documents of Borrower, result in the breach of or constitute a default under any indenture or other agreement or instrument to which Borrower is a party, including but not limited to the Master Lease, and which breach, individually or collectively with all other breaches of other agreements or instruments, could materially adversely affect the business or operations of Borrower or its ability to perform its obligations under the Loan Documents.
5.3    Authority; No Conflict (Guarantor). The execution, delivery and performance by Guarantor of the Guaranties, the Environmental Indemnity Agreement or any other Loan Document to which it, she, or he is a party do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment to which Guarantor is subject, or any provisions of any trust agreement of a Guarantor, result in the breach of or constitute a default under any indenture or other agreement or instrument to which Guarantor is a party and which breach, individually or collectively with all other breaches of other agreements or instruments, could materially adversely affect the business or operations of Guarantor or Guarantor’s ability to perform its obligations under the Loan Documents.

5.4    Responsible Agent. The Responsible Agent designated from time to time by Borrower as set forth herein to execute and deliver any document, certificate or other instrument hereunder shall have or be deemed to have at the time of such execution and delivery all necessary authority to so execute and deliver such documents, certificates and other instruments on behalf of Borrower, and shall continue to have, or be deemed to have, such authority until such time as Lender shall have received written notice from Borrower explicitly revoking such authority on a prospective basis.
5.5    Legality, etc. This Agreement constitutes and, when executed and delivered, the Note and the other Loan Documents will constitute legal, valid and binding obligations of Borrower and, as applicable, Guarantor, enforceable against Borrower and Guarantor in accordance with their terms, except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies.
5.6    Financial Statements. The financial statements of Borrower and Guarantor furnished to Lender, fairly present the financial position of Borrower and Guarantor. Since the date of the financial statements, there has been no material and adverse change in the business, assets, financial condition or operations of Borrower or Guarantor which would materially and adversely affect the ability of Borrower or Guarantor to perform any of their respective obligations hereunder, under the Note or under the other Loan Documents.
5.7    Litigation. There is no action, suit, proceeding or investigation at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality currently pending or, to Borrower’s best knowledge, threatened against or which might materially adversely affect Borrower, Guarantor, the Portfolio, the Assigned Property, the Master Lease, affect the ability of Borrower or Guarantor to perform any of their respective obligations under this Agreement, the Note or the other Loan Documents. Borrower agrees to provide Lender with such information in respect of all such litigation, arbitration and administrative proceedings as Lender may from time to time reasonably request. There is no litigation, arbitration or administrative proceeding pending and, to the knowledge of Borrower, no written threat of such action against Borrower or Guarantor which questions the validity of this Agreement, the Note or the other Loan Documents.
5.8    No Violation. No part of the proceeds of the Loan will be used, directly or indirectly by Borrower for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulations G, T, U or X of said Board of Governors. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such “margin stock.”
5.9    Consents. No Governmental Authorizations or other authorization, consent or approval from governmental bodies, regulatory authorities or other Governmental Authorities is required for the execution, delivery and performance of this Agreement or any of the other Loan Documents by Borrower or Guarantor, except as set forth in Schedule 5.9.
5.10    Payment of Taxes. Borrower and Guarantor have filed, or have caused to be filed, all federal, state and local tax returns which are required to be filed by them and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes, if any, as are being contested in good faith as to which adequate reserves have been provided.

5.11    Title to Portfolio. Borrower has good and marketable title to all of its properties and assets, including without limitation the Portfolio and the Assigned Property, free and clear of all security interests, liens and encumbrances, except for the Permitted Encumbrances. Borrower and Guarantor are not insolvent (as defined in Section 101 (32) of Title 11 of the United States Code) and will not be rendered so insolvent as a result of the transactions contemplated hereby or referred to herein.
5.12    Governmental Authorizations. Borrower, as applicable, has duly and timely filed all registration statements and other filings which are required to be filed under applicable law with respect to the operation of its business and are and shall remain at all times in all respect in compliance with all Governmental Authorizations and applicable Laws. Borrower is presently and shall continuously remain in compliance in all material respects with all terms and conditions of all federal, state and local laws, all rules, regulations and administrative orders of all Federal, State and local commissions or authorities which have jurisdiction over Borrower or the operation of its business.
5.13    True and Complete Copies. All copies of documents heretofore furnished by, or on behalf of, Borrower to Lender are true and complete copies of the originals thereof, and all amendments and modifications thereto, and are in full force and effect. There have been no amendments or modifications to any such document except as heretofore disclosed in writing to Lender.
5.14    Use of Proceeds. Proceeds of the Loan will be used solely for the purposes described in Section 1.4.
5.15    No Default Under Master Lease. The Master Lease is in full force and effect and has not been amended, modified or supplemented except as previously disclosed to Lender in writing. There are no material defaults under any of the provisions of the Master Lease, and all conditions to the continuing effectiveness of the Master Lease required to be satisfied as of the date hereof have been satisfied. Borrower has not received any advice or information, written or verbal, from any of the parties to the Master Lease which, if true, could have a materially adverse effect upon Borrower’s ability to timely pay and perform Borrower’s obligations under the Loan.
5.16    No Default Under Agreements. To Borrower’s knowledge, Borrower is not in violation of or in default beyond any applicable cure period with respect to any material term or provision of any tenant lease, mortgage, indenture, contract, agreement or instrument applicable to Borrower, or by which Borrower is bound, and the execution, delivery, performance of and compliance with the Loan Documents will not result in any such violation or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, lien or charge on any of the properties or assets of Borrower not contemplated by the Loan Documents. There is no term or provision of any tenant lease, mortgage, indenture, contract, agreement or instrument applicable to Borrower or by which Borrower is bound which materially adversely affects, or in the future (so far as Borrower can now foresee) will materially adversely affect the business or prospects or condition (financial or other) of Borrower or of any of Borrower’s properties or assets.
All of the representations and warranties stated above in this Article 5 shall survive until all obligations hereunder, under the Note and under the other Loan Documents are satisfied in full.
ARTICLE 6.    PARTIAL RELEASE
6.1    Partial Release. In the event Mid Pac Petroleum, LLC (or any permitted successor to Mid Pac Petroleum, LLC’s interest as tenant under the Master Lease) elects to exercise its option to purchase any of the properties in the Portfolio in accordance with the Master Lease, the Lender will execute and deliver to the Borrower through escrow (without impairing or affecting the lien and security interest created by the Mortgage in the remaining properties comprising the Portfolio), a partial release in recordable form covering each property purchased from the Mortgage, subject to the satisfaction of all of the following conditions:
(a)    On the date of such sale and on the date of the execution and delivery of the partial release, hereinafter called the “Release Date”, no Default or Event of Default shall have occurred and be in existence under any of the Loan Documents.
(b)    The Lender shall have received at least ten (10) calendar days’ notice prior to the Release Date of the Borrower’s request for the partial release, with a legal description of the properties to be released.
(c)    An amount equal to the release prices for the property set forth on Exhibit A attached hereto and made a part hereof shall be paid to the Lender by Escrow on or before the Release Date, to be applied to the outstanding principal balance under the Loan.
(d)    The partial release shall have been prepared at the expense of the Borrower, and shall be in form and in substance reasonably satisfactory to the Lender.
(e)    The Borrower shall pay the Lender a fee of $250 for each partial release of an individual property or any partial release covering multiple properties.
ARTICLE 7.    MISCELLANEOUS
7.1    Additional Security Interests. Borrower hereby grants and assigns to Bank of Hawaii (or Bank of Hawaii’s respective affiliates, as applicable) to secure payment and performance of all obligations under the Loan Documents a security interest in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Bank of Hawaii or its affiliate to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Bank of Hawaii (or its affiliate) in connection the Loan, including, without limitation, the Swap Contract.
7.2    Cross-Default. An event of default under any Swap Contract shall constitute an Event of Default under the Loan Documents if Borrower does not cure such event of default under the Swap Contract within ten (10) days after the applicable cure period provided in the Swap Contract, and in any such event, Bank of Hawaii may exercise all rights and remedies under any Swap Contract, including without limitation, designating an “Early Termination Date” as defined in the ISDA Master Agreement, if the same is not automatically (without such election) deemed to have occurred upon the occurrence of an Event of Default.
7.3    Definitions. As used herein the following capitalized terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:
“Agreement” shall mean this Loan Agreement, as it may from time to time be amended, supplemented or otherwise modified.
“Assigned Property” means all of the property assigned to Lender and more particularly described in paragraph 1 of the Assignment.

“Assignment” shall mean the Assignment of Lessor’s Interest in Leases and Rents in form and content satisfactory to Lender and Borrower, granting to Lender a first lien assignment of all leases (including the Master Lease), rents and other income or profits of the Portfolio.
“Bankruptcy Code” shall have the meaning given to it in Section 4.3.
“Base Rate” means the primary index rate established from time to time in good faith by Lender in the ordinary course of its business and with due consideration of the money market, and published by intrabank circular letters or memoranda for the guidance of its loan officers in pricing all of its loans which float with the Base Rate. A change in the Base Rate shall take effect on the date upon which a change in the Base Rate is announced, with or without notice to Borrower.
“Bureau” shall mean the Bureau of Conveyances of the State of Hawaii.
“Business Day” shall mean any day on which Lender is open to the public for carrying on substantially all of its banking functions.
“Closing” shall mean the date on which the Mortgage is recorded.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Debt Yield” shall mean the trailing twelve (12) month Net Operating Income from the Portfolio divided by the outstanding principal balance of the Loan.
“Default” shall mean any event, act or condition which with notice or lapse of time or both or with any other event, act or condition would constitute an Event of Default.
“Default Rate” means interest at a floating rate of four percentage points (4.00%) above rate that would otherwise be in effect under the Note, whichever is greater at any time.
“Effective Date” shall mean the date when Lender and Borrower shall have signed this Agreement.
“Environmentally Hazardous Condition” shall mean the actual, suspected, or threatened presence of any underground storage tanks and any related piping and equipment including hydraulic lifts, as well as the actual, suspected or threatened presence, release, storage, discharge, dispersal, production, processing, generation, handling, leaching, or transport of petroleum products or substances, or other substance, wastes, pollutants or contaminants regulated by and in violation of any law, regulation or agency guidance document, including but not limited to any substance, waste, pollutant, or contaminant defined as a “Hazardous Substance” or “Hazardous Waste” by and in violation of any law, regulation, or agency guidance document.
“Event of Default” shall mean each of the Events of Default specified in Article 4 of this Agreement.
“Excluded Swap Obligation” means, with respect to Guarantor, any and all Swap Obligations if, and to the extent that, all or a portion of the guarantee of such Swap Obligation by such Guarantor of, or the grant by Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (“Commodity Exchange Act”) or any rule, regulation or order of the Commodity

Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodities Exchange Act and the regulations thereunder (after giving effect to any and all guarantees of Guarantor’s Swap Obligations by other Persons) at the time the Guarantee of Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under an ISDA Master Agreement (as defined in the Loan Agreement) governing more than one Swap Transaction (as defined in the Loan Agreement), such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap Transaction for which such Guarantee or security interest becomes illegal.
“Financing Statement” shall mean each UCC Financing Statement made by Borrower in favor of Lender.
“FIRREA” means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Governmental Authorizations” shall mean all franchises, licenses, permits, consents, approvals, authorizations and agreements granted or issued by any local, state or Federal commission, agency or authority or any other Governmental Authority, whether presently existing or hereafter granted or issued to or obtained or used by Borrower in its business and/or for the operation and use of the Portfolio.
“Gross Revenue” means, with respect to any period of time, all income collected from the ownership and operation of the Portfolio from whatever source before interest expense, taxes, depreciation and amortization.
“Guaranties” shall mean, collectively, the Payment Guaranty and the swap arrangement guaranties to be executed by Guarantor in favor of Lenders.
“Guarantor” shall mean Par Pacific Holdings, Inc., a Delaware corporation.
“Hazardous Materials Indemnity Agreement” shall mean an agreement whereby Borrower and Guarantor indemnify Lender against all claims, losses and damages related to hazardous materials in, on or about the Portfolio in form and substance satisfactory to Lender and Borrower.
“Interest Period” a period of one month, beginning on the first day of each calendar month. No Interest Period shall extend beyond the Maturity Date.
“LIBOR Index” shall be used as an index only and means the reserve-adjusted index rate of interest per annum for the Interest Period, rounded to the nearest four decimal places, at which U.S. dollar deposits in immediately available funds are offered to major banks in the London interbank market at 11:00 a.m. New York time two (2) Banking Days prior to the first day of the Interest Period. Lender shall establish the LIBOR Index for each Interest Period based on offered rates as reported by reporting services generally used by Lender. Rates are quoted based on both the Interest Period and the outstanding principal amount of the Loan. Such rate shall incorporate the following adjustment for any reserve requirements relative to dollar deposits, placed on Lender by any regulatory body:

LIBOR (Unadjusted)
LIBOR (Reserve Adjusted) = (100% - LIBOR Reserve Requirement)
Lender’s determination of LIBOR shall be binding and conclusive upon Borrower absent manifest error.
“LIBOR Reserve Requirement” means the then maximum effective rate per annum for the Interest Period (expressed as a percentage), as determined solely by Lender, of reserve requirements imposed by any regulatory body (such as those pursuant to Regulation D of the Board of Governors of the Federal Reserve System) on eurocurrency liabilities of U.S. banks having a term to maturity equal to the applicable Interest Period; and as adjusted by Lender for changes or scheduled changes in such percentage during the applicable Interest Period.
“Loan” shall mean the loan contemplated by this Agreement up to the amount of $45,000,000.00, as defined in Section 1.1 hereof.
“Loan Fee” shall have the meaning assigned thereto in Section 1.3 of this Agreement.
“Loan Documents” shall mean this Agreement, the Note, the Mortgage, the Assignment, the Security Agreement, the Financing Statement, the Hazardous Materials Indemnity Agreement, the Guaranty, the Swap Contract and all such other instruments, documents and agreements evidencing or securing the Loan or required by the terms of this Agreement to be executed and delivered by Borrower as a condition to the Loan.
“Master Lease” shall mean that certain Master Lease Agreement dated March 29, 2019, between Borrower, as Landlord, and Master Lessee, as Tenant, demising the Land and Improvements.
“Master Lessee” shall mean Mid Pac Petroleum, LLC, a Delaware limited liability company.
“Maturity Date” shall have the meaning set forth in Section 1.7 of this Agreement.
“Mortgage” shall mean the first mortgage, security agreement, assignment of leases and rents, fixture filing, and financing statement, in form and content satisfactory to Lender and Borrower, granting to Lender from Borrower (among other things) a first lien on all right, title and interest in and to the fee simple interest of the Portfolio and the improvements thereon.
“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Gross Revenue as such amount may be adjusted by Lender in its reasonable discretion based on Lender’s underwriting standards.
“Note” shall have the meaning assigned thereto in Section 1.2 of this Loan Agreement.
“OFAC Restrictions” shall have the meaning given in Section 6.21 of this Agreement.
“Operating Expenses” means, with respect to any period of time, all expenses of whatever kind relating to the ownership and operation of the Portfolio, but excluding, without limitation, any depreciation and other non-cash charges, any principal and interest payable with respect to the Loan.

“Organizational Documents” means, with respect to a corporation, its articles of incorporation and bylaws and all amendments thereto, with respect to a limited liability company, its articles of organization and operating agreements and all amendments thereto, and with respect to a partnership or joint venture, its partnership or joint venture agreement, and all amendments thereto.
“Participant(s)” shall have the meaning given in Section 6.10.
“Payment Guaranty” shall mean the Guaranty relating to the Loan executed and delivered by Guarantor.
“Person” shall mean and include any individual, partnership, firm, corporation, company, association, trust or other enterprise or any governmental or political subdivision or agency, department or instrument thereof.
“Portfolio” shall mean the 21 parcels of fee simple property, and improvements thereon currently being operated as convenience stores and motor fuels retail businesses, and more particularly described in Exhibit “A” to the Mortgage.
“Responsible Agent” shall mean such Person(s): (i) who shall have received and who shall possess all necessary and appropriate authority to execute and deliver certificates, documents and/or instruments hereunder on behalf of Borrower; and (ii) with respect to whom Borrower shall have designated and certified to Lender and provided Lender satisfactory evidence of such authority.
“Security Agreement” means the Security Agreement made by Borrower in favor of Lender granting a first security interest the collateral therein described.
“Swap Contract” shall mean any and all of the following entered into by Borrower with Bank of Hawaii or its affiliate in connection with the Loan in form and substance acceptable to Bank of Hawaii and Borrower: (i) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing, including without limitation, any and all transactions of any kind, collectively, all of the foregoing, the “Swap Transactions”; and (ii) the related and governing master agreement published by the International Swaps and Derivatives Association, Inc. together with any schedules or annexes thereto and all confirmations of Swap Transactions thereunder (collectively, the master agreement, schedules, annexes and confirmations, the “ISDA Master Agreement”).
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap Contract.
“Taxes” shall include the taxes, assessments and charges described in Section 3.6 of this Agreement.
“Title Policy” shall mean the mortgagee’s ALTA title insurance acceptable to Lender and including such endorsements as may be requested by Lender, insuring that the Mortgage has a first lien on the fee simple interest in the Portfolio for the full amount of the Loan.

“Transfer” shall have the meaning given in Section 4.10 of this Agreement.
“Written” or “in writing” shall mean any form of written communication including (without limitation) communication by means of electronic mail or facsimile.
7.4    Accounting Principles. All statements to be prepared and determinations to be made under this Agreement, including (without limitation) those pursuant to Section 3.1 shall be prepared and made in accordance with GAAP.
7.5    Exercise of Rights; Consents. Neither the failure nor delay on the part of Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. All rights, powers and remedies herein given to Lender are cumulative and not alternative, are in addition to all rights, powers and remedies afforded by statutes or rules of law, and may be exercised concurrently, independently, or successively in any order whatsoever. Without limiting the generality of the foregoing, Lender may enforce any one or more of the Loan Documents without enforcing all of them concurrently or in any particular order. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. Any and all consents of Lender required by or pursuant to the terms of this Agreement or the other Loan Documents, shall be in writing, signed by Lender, and unless otherwise specifically stated herein or therein, shall be given or withheld in the sole discretion of Lender.
7.6    Amendment and Waiver. Neither this Agreement, the Note, any Loan Document, nor any terms hereof or thereof may be amended, supplemented waived or otherwise modified except in writing and signed by Lender and the parties to such document. In the case of any waiver, Borrower and Lender shall be restored to their former position and rights hereunder and under the outstanding Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right arising therefrom.
7.7    Expenses.
(a)    Borrower agrees to pay all reasonable out-of-pocket expenses of Lender incurred in connection with the preparation, execution, delivery and enforcement of this Agreement, the Note, and the other Loan Documents and the making and repayment of the Loan, including without limitation, the costs of the Title Policy, reasonable and documented attorney’s fees, recording costs and special mortgage recording fees and escrow fees. Although Borrower is required to pay the cost of the various appraisals and updates thereof, the appraisals and updates will be ordered by, be for the benefit of, and be the property of, Lender only.
(b)    Borrower further agrees to pay, and to save Lender harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with Borrower’s execution or delivery of this Agreement and the other Loan Documents, the borrowings hereunder, or the issuance of the Note or of any other instruments or documents provided for herein or delivered or to be delivered by Borrower hereunder or in connection herewith.
(c)    All obligations provided for in this Section 6.7 shall survive any termination of this Agreement.

7.8    Successors and Assigns. This Agreement shall bind, and the benefits thereof shall inure to, Borrower, Lender, and their respective successors, successors in trust, heirs, executors, personal representatives and assigns, provided that Borrower may not transfer or assign any or all of its rights and/or obligations hereunder or under the other Loan Documents without the prior written consent of Lender, which may be withheld in Lender’s sole discretion.
7.9    Consent to Set-Off. In addition to any rights and remedies of Lender provided by law, Lender shall each have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default that is continuing or upon the filing of a petition under any of the provisions of the Bankruptcy Code or amendments thereto by; the making of a general assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any material portion of the property of; the issuance of any execution against any material portion of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any material portion of the property of; or the issuance of a warrant of attachment against any material portion of the property of; Borrower, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to Lender, any amount owing from Lender to Borrower, at or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the making, filing, issuance or service upon Borrower and Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant; provided that, to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligations,” no amounts received from or set off with respect to, Guarantor shall be applied to any Excluded Swap Obligations of Guarantor.
7.10    Lender’s Rights to Sell Participations in the Loan and to Pledge the Loan as Security. Lender may at any time sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of, to any one or more other lenders (each, a “Participant” and collectively, the “Participants”), all or any part of the indebtedness of Borrower at any time outstanding and held by Lender under any of the Loan Documents. Borrower acknowledges and agrees that any such disposition will give rise to an obligation of Borrower to each Participant and that, in such event, each Participant shall, for all purposes hereof, be entitled to the benefits of the Loan Documents and all other documents, instruments and agreements therein described, as its interest may appear. Borrower will, at Lender’s request, cooperate with and assist in Lender’s participation effort, including preparation of materials regarding the Portfolio and meeting with prospective Participants regarding the Portfolio. Borrower authorizes Lender to disclose and distribute to prospective Participants such financial and other information concerning Borrower, Guarantor, and the Portfolio as Lender believes advisable in order to arrange participation of the Loan. Lender agrees to require any Participant to execute and deliver to Lender a confidentiality agreement on Lender’s standard form pursuant to which all such information shall be treated as strictly confidential (except as may be required to be disclosed by law, court, or governmental authority). Further, Borrower shall, from time to time at the request of Lender and any Participant, and at no cost to Borrower, execute and deliver, or cause to be executed and delivered, to Lender or to such Participant (or any other party as Lender or such Participant may designate), any and all such further instruments as may in the opinion of Lender or such Participant be reasonably necessary or desirable to give full force and effect to such participation, including, but not limited to, such estoppel certificates or other instruments as may be requested from Borrower or Guarantor to evidence the continuing validity of the Loan Documents and the absence of any default by Lender thereunder; provided, however, that the contents of such instruments shall not, in any way, increase the obligations, liabilities, responsibilities, or burdens of Borrower under the Loan Documents. In addition, Borrower shall furnish to Lender and any Participant all financial and other information relating to the Loan, the Master Lease, the Portfolio and any improvements thereon, Guarantor or Borrower as may be reasonably requested by Lender or such Participant. Notwithstanding the foregoing, Borrower acknowledges that no Participant shall be deemed a direct lender or co-lender with Lender. In the event the Loan is participated, Lender, or an entity acceptable to Lender, the Participants and Borrower shall serve as administrative agent for all of the Loan Participants. If an administrative agent is appointed, Lender and Participants may require that any consent or approval rights of Lender under the Loan Documents shall be processed thorough the administrative agent. Lender or any Participant may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender or such Participant, including any pledge or grant to secure obligations to a Federal Reserve Bank; provided, that no such pledge or grant of a security interest shall release Lender or such Participant from any of its obligations hereunder or substitute any such pledgee or grantee for Lender or such Participant as a party hereto.
7.11    Assignment of Loan. Borrower shall have no right to assign any of its rights or obligations under the Loan Documents without the prior written consent of Lender. Lender may sell participations in the Loan, as contemplated by Section 6.10 above, and Lender may assign the Loan Documents (or the receivables evidenced thereby) to a Federal Reserve Bank or to any other agency or instrumentality of the United States of America to support borrowings of Federal Funds.
7.12    Notices. Any notices or consents required or permitted by this Agreement or the remainder of the Loan Documents shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by FAX, at the addresses or FAX numbers noted below, unless such address or FAX number is changed by written notice hereunder:

BORROWER:	Par Pacific Hawaii Property Company, LLC
825 Town & Country Lane, Suite 1500
Houston, Texas 77024
Attention: William Monteleone
Facsimile: (832) 518-5203

LENDER:	Bank of Hawaii
Corporate Banking Division #297
P.O. Box 2900
Honolulu, Hawaii 96846
Attn.: Agatha Viernes-LeGros
Fax: (808) 694-8301

The addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the second day after the date of mailing, whichever is earlier in time
7.13    Severability. If any provision of any of the Loan Documents shall be held invalid under any applicable law, such invalidity shall not affect any other provision of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provisions of the Loan Documents are severable.
7.14    Intentionally Omitted.
7.15    Timeliness; Term of Agreement; Survival of Representations and Warranties. Time is of the essence of this Agreement. This Agreement shall continue in full force and effect until all indebtedness of Borrower to Lender or any Participant under the Loan Documents shall have been paid in full, principal and interest, and all obligations of Borrower under the Loan Documents shall have been fully observed and performed, and all obligations of Lenders and any Participant hereunder have terminated. All representations and warranties contained herein or made in writing by or on behalf of Borrower or Guarantor, in connection with the Loan, shall survive the execution and delivery of the Loan Documents and any investigation at any time made by, through or on behalf of Lender. All statements contained in any certificate or other instrument delivered to Lender by Borrower or Guarantor pursuant hereto or otherwise in connection with Lender shall constitute representations and warranties hereunder.
7.16    Governing Law. This Agreement and the rights and obligations of the parties under this Agreement, the Note and the other Loan Documents shall be governed by and construed and interpreted in accordance with the laws of the State of Hawaii.
7.17    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. This Agreement may also be executed by fax, electronic image scan transmission (such as a “pdf” file) or other electronic transmission, in which case the fax or other electronic copies shall be fully binding and effective for all purposes.
7.18    Further Assurances. From time to time, within fifteen (15) days after Lender’s written request therefor, Borrower will execute and deliver to Lender such additional documents, will take such further action and will provide Lender with such additional information as Lender may reasonably require to carry out the terms of this Agreement and the other Loan Documents, and to be informed of Borrower’s status and affairs.
7.19    Entire Agreement. This Agreement and the Loan Documents contain the entire agreement between the parties. This Agreement and the Loan Documents supersede any and all other agreements and communications, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents.
7.20    Descriptive Headings. The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
7.21    OFAC Restrictions. Lender and Borrower are obligated to comply with the laws and regulations administered by the United States Office of Foreign Asset Control ("OFAC Restrictions"). In order to comply with OFAC Restrictions, Lender may be required to temporarily suspend processing a transaction, which may result in delayed availability of funds, or may be prohibited from closing a transaction altogether. Borrower agrees to the foregoing, and further agrees that if Lender is required by applicable OFAC Restrictions to suspend processing of a transaction, or is prohibited by applicable OFAC Restrictions from closing a transaction, Lender will not be liable for any damages of any kind or nature (including, without limitation, actual, consequential, special, incidental, punitive, or indirect damages, whether arising out of claims for "lender liability" or any other cause), which Borrower may suffer or incur in connection with any such suspension of, or failure to close, a transaction.
7.22    USA PATRIOT Act Notice. Lender hereby notify Borrower that, pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.
7.23    Jury Waiver. Borrower hereby knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereinafter instituted by Lender, Borrower or Guarantors to assert any of their respective claims arising out of or relating to any of the Loan Documents or any other agreement, instrument or document contemplated thereby. In such event, Borrower, at the request of Lender, shall cause its attorney of record to effectuate such waiver in compliance with the Hawaii Rules of Civil Procedure, as the same may be amended from time to time.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on the date first above written.

BORROWER:	PAR PACIFIC HAWAII PROPERTY COMPANY, LLC, a Delaware limited liability company

	By:	/s/ Suneel Mandava
Name: Suneel Mandava
Its: Vice President and Treasurer

LENDER:	BANK OF HAWAII, a Hawaii corporation

	By:	/s/ Agatha Viernes-LeGros
Name: Agatha Viernes-LeGros
Its: Vice President